EXHIBIT 21.1

SUBSIDIARIES OF
ERA GROUP INC.

Subsidiary	Jurisdiction of Organization
593448 B.C. Ltd.	British Columbia, Canada
Aeróleo Internacional, LLC	Delaware
Aeróleo Táxi Aéreo S/A	Brazil
Apical Industries, Inc.	California
Canam Aerospace, Inc.	British Columbia, Canada
Dart Aerospace Ltd.	Alberta, Canada
Dart Helicopter Services Canada Inc.	Ontario, Canada
Dart Helicopter Services, Inc.	Delaware
Dart Holding Company Ltd.	Alberta, Canada
Dart Sales Inc.	Alberta, Canada
Era Aeróleo LLC	Delaware
Era Australia LLC	Australia
Era Canada LLC	Delaware
Era DHS LLC	Delaware
Era Do Brazil LLC	Delaware
Era FBO LLC	Delaware
Era Flightseeing LLC	Delaware
Era Helicopter Services LLC	Delaware
Era Helicópteros de México S. de R.L. de C.V.	Mexico
Era Helicopters (Mexico) LLC	Delaware
Era Helicopters, LLC	Delaware
Era Leasing LLC	Delaware
Era Med LLC	Delaware
Era Training Center LLC	Delaware
Heli-Union Era Australia Pty Ltd	Australia
Geneva Aviation Incorporated	Delaware
Lake Palma, S.L.	Spain
Offshore Helicopter Support Services, Inc.	Louisiana
Star Aviation Crewing Ltd.	British Virgin Islands

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